Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-47981, No. 333-84811, No. 333-113315, No. 333-138811 and No. 333-15778) pertaining to the Pre-Tax Savings Plan (Findlay) of Cooper Tire & Rubber Company of our report dated June 28, 2010, with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio June 28, 2010